SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 1, 2003

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28774	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300 Sausalito, California 94965
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 331-5281

Item 6. Resignation of Registrant’s Directors.

On July 1, 2003 the Registrant announced the resignation of Hans Jörg Hunziker from the Registrant’s Board of Directors. Mr. Hunziker served on the Board as representative of  FlightTechnics, LLC (an affiliate of SAirGroup), as part of the Shareholder’s Agreement between the Company and FlightTechnics LLC dated November 7, 2000. Flightechnics LLC has nominated William Coon to act as its representative on the Company’s Board as a replacement for Mr. Hunziker.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued July 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of July 1, 2003.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ MONICA J. BURKE
Monica J. Burke
Executive Vice President and Chief Financial Officer

Exhibit List

Exhibit No.	Description

99.1	Press Release issued on July 1, 2003